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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                           ARTICLES OF INCORPORATION
                                       OF
                         MCDERMOTT INTERNATIONAL, INC.


                 The undersigned, being the holder of all the outstanding shares of stock of McDermott International, Inc. (the "Corporation"), entitled to vote, does hereby certify as follows and enter into the following agreement:

                 1. That McDermott International, Inc. is a corporation organized by Notarial Document No. 1869 of August 10, 1959, executed in the presence of Notary Public No. 1, Notarial Circuit of Panama, Rep. of Panama.

                 2. That the Articles of Incorporation were duly recorded in the Mercantile Register of the Republic of Panama at Volume 372, Folio 216, Entry 81.615, on the 11th day of August, 1959.

                 3. The undersigned stockholder has agreed to amend and does hereby amend the Articles of Incorporation by deleting Articles 1-12 thereof and substituting in lieu thereof the following Articles 1-10:

                 "1.      The name of the Corporation is:

                          McDERMOTT INTERNATIONAL, INC.

                  2. The nature of the business which the Corporation may initiate, transact, promote and carry on both within and outside the Republic of Panama and in any part of the world without restriction or limitation is as follows:

                          To engage in and carry on a general contracting,
                 building, construction and engineering business, and to excavate, dredge, grade, pave and construct, build, erect, repair, wreck, remodel, and equip in whole or in part, drilling rigs, highways, roads, streets, sidewalks, platforms, bridges, viaducts, approaches, pavements, dams, locks, sewers, tunnels, subways, canals, levees, aqueducts, channels, and other waterways, foundations, piers, caissons, vaults, wharves, marine ways and docks, ditches, conduits, reservoirs, railways, pipelines and other systems of transportation; systems of water works; buildings of every description; public and private works of all kinds; electric,
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                 hydraulic, power and gas plants, telephone, telegraph, and lighting systems, factories and all structures built in whole or in part of wood, stone, brick, cement, iron, steel, or combinations thereof, and incidentally thereto to buy, sell, and otherwise deal in royalty interests in petroleum and other mineral or sub-oil rights and/or other interest in lands and/or the products thereof. To drill, exploit, mine and otherwise explore land for petroleum, rock or carbon oil, natural gas and other minerals and mineral products or by-products.

                          To manufacture, purchase or otherwise acquire, own,
                 mortgage, pledge, sell, assign and transfer or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                          To acquire, and pay for in cash, stock or bonds of
                 the Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                          To acquire, hold, use, sell, assign, lease, grant
                 licenses in respect of, mortgage or otherwise dispose of letters patent of the Republic of Panama or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of the Corporation.

                          To guarantee, purchase, hold, sell, assign, transfer,
                 mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of the Republic of Panama or any other country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

                          To enter into, make and perform contracts of every
                 kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                          To borrow or raise moneys for any of the purposes of
                 the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills or exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of
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                 indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporations for its corporate purposes.

                          To buy, sell or otherwise deal in notes, open
                 accounts, and other similar evidences of debt, or to loan money and take notes, open accounts, and other similar evidences of debt as collateral security therefor.

                          To purchase, hold, sell and transfer the shares of
                 its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                          To have one or more offices, to carry on all or any
                 of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description in the Republic of Panama and in any and all foreign countries.

                          In general, to carry on any other business in
                 connection with the foregoing, and to have and exercise all the powers conferred by the laws of Panama upon corporations formed under the act hereinafter referred to, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

                 The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article 2 shall be regarded as independent objects and purposes; the Corporation shall have all the powers authorized in
Article 19 of Law 32 of 1927 of the Republic of Panama as well as any other powers which may be granted to the Corporation by any other Articles of the aforesaid Law and any other Laws in force.

                 3. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One-hundred-seventy-five million (175,000,000) shares of which One-hundred-fifty-million (150,000,000) shares shall be Common Stock of the par value of ONE DOLLAR ($1.00 U.S. Cy.) per share and Twenty-five-million (25,000,000) shares shall
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be Preferred Stock of the par value of ONE DOLLAR ($1.00 U.S. Cy.) per share.


Part A.          Provisions Relating to Preferred Stock.

                 (1) The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

                 (2) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Part A, to authorize the issue of one or more series of Preferred Stock and with respect to each series to fix by resolution or resolutions providing for the issue of such series:

                 (a) The number of shares to constitute such series and the distinctive designation thereof, provided that unless stated in any resolution or resolutions relating to such series, such number of shares may be increased or decreased by the Board of Directors in connection with any classification or reclassification of unissued shares of Preferred Stock;

                 (b) The annual dividend rate on the shares of such series and the date or dates from which dividends shall accumulate as herein provided;

                 (c) Whether the holders of such series are or are not entitled to participate in earnings of the Corporation through dividends in excess of (or in lieu of) dividends at an annual rate and the terms of any such right to participate.

                 (d) Whether or not the shares of such series shall be subject to redemption, the limitations and restrictions with respect to such redemption, if any, and the times of redemption of the shares of such series and the amounts (or method of calculating such amounts) which the holders of such series shall be entitled to receive upon the redemption thereof, which amounts (or method of calculating such amounts) may vary at different redemption dates and may also, with respect to shares redeemed through the operation of any retirement or sinking fund be different from the amounts (or method of calculating such amounts) with respect to shares otherwise redeemed;

                 (e) The amount (or method of calculating the amount) which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                 (f) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent to and manner
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         in which it shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                 (g) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and the other terms and conditions of such conversion or exchange;

                 (h) The voting rights, if any, of holders of shares of such series in addition to the voting rights provided for in this Part A and by applicable law;

                 (i) The limitations and restrictions, if any, in addition to those provided in paragraph (11) (a) hereof, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series;

                 (j) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

                 (k) Any other preference and relative, participating, option, or other special rights, and qualifications, limitations or restrictions thereof, as shall not be inconsistent with this Part A.

                 (3) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative if dividends on such series accumulate; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph 2 of this Part A.

                 (4) Before any dividends or distribution in cash or other property (other than dividends payable in stock ranking junior to the Preferred Stock) on any class of stock of the Corporation ranking junior to the Preferred Stock as to dividends or on liquidation shall be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series shall be entitled to receive cash dividends, when and as declared by the Board of Directors at the annual rate fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, payable in each year on such dates as may be fixed in such resolution or resolutions to holders of record on the respective dates not exceeding sixty days preceding such dividend payment dates as may be determined by the Board of Directors in advance of the payment of each particular dividend. No dividend or distribution in cash or other property or any other class or stock of the Corporation shall be
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declared or paid or set apart for payment, unless there has simultaneously been declared or paid or set apart for payment to the holders of shares of Preferred Stock of each series entitled to participate in earnings of the Corporation together with the holders of such other class of stock of the Corporation the dividend to which the holders of the shares of such series of Preferred Stock are entitled pursuant to their rights to so participate.

                 Dividends with respect to each series of the Preferred Stock shall be cumulative from the date or dates fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, which date or dates shall in no instance be more than ninety days before or after the date of the issuance of the particular shares of such series then to be issued.

                 No fixed dividend shall be declared on any series of the Preferred Stock in respect of any dividend period unless there shall likewise be or have been declared on all shares of Preferred Stock of each other series at the time outstanding like dividends for all dividend periods coinciding with or ending before such dividend period, ratably in proportion to the respective annual dividend rates fixed therefor as hereinbefore provided. Accruals of dividends shall not bear interest.

                 (5) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of the shares of each series of the Preferred Stock shall be entitled to receive payment of the amount payable upon such liquidation, dissolution or winding up as fixed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series for the shares of the respective series to the date of final distribution to such holders, but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purpose of this paragraph 5, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities, or other consideration) of all or substantially all of the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                 (6) The Corporation, at the option of the Board of Directors, may, at any time permitted by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock and at the redemption price or prices stated in said resolution or resolutions, redeem the whole or any part of the shares of such series then outstanding (the total sum, including accrued dividends, so payable on any such redemption being herein referred to as the "redemption price"). Notice of every such redemption shall be mailed to the holders of record of the shares of Preferred Stock so to be redeemed at their respective addresses as their names shall appear on the books of the Corporation. Such notice shall be mailed at least 30 but no more than 90 days in advance of the date designated
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for such redemption to such holders.  In case of the redemption of a part only of any series of Preferred Stock then outstanding, the shares of such series so to be redeemed shall be selected by lot or in such other manner as the Board of Directors may determine to be equitable.

                 (7) If, on the redemption date specified in a notice pursuant to paragraph (6), the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificates for shares of Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so designated and all rights of the holder of any share of Preferred Stock so called for redemption shall, forthwith after such redemption date, cease and terminate, excepting only the right of the holder thereof to receive the redemption price therefor but without interest. Any moneys so set aside by the Corporation and unclaimed at the end of four years from the date designated for such redemption shall revert to the general funds of the Corporation, after which reversion the holders of any share so called for redemption shall look only to the Corporation for payment of the redemption price. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                 (8)      If, after giving of a notice pursuant to paragraph
(6) but before the redemption date specified therein, the Corporation shall deposit with a bank or trust company in the Borough of Manhattan, the City of New York, having a capital and surplus of at least $50,000,000, in trust to be applied to the redemption of the shares of Preferred Stock so called for redemption, the funds necessary for such redemption, then from and after the date of such deposit all rights of the holders of the shares of Preferred Stock so called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor, but without interest, and the right to exercise on or before the date designated for redemption privileges of conversion or exchange, if any, not theretofore expired, and such shares shall not be deemed to be outstanding. Any funds so deposited which shall not be required for such redemption because of the exercise of any such right of conversion or exchange subsequent to the date of such deposit shall be returned to the Corporation. In case the holders of shares of Preferred Stock which shall have been called for redemption shall not, within four years after the date fixed for redemption, claim the amount deposited with respect to the redemption thereof, any such bank or trust company shall, to the extent permitted by applicable law, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holders shall look only to the Corporation for the payment thereof. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

                 (9) Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, whether through the operation of a retirement or sinking fund, or otherwise, and shares which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes or series ) may, subject to any applicable provisions of the laws of the Republic of Panama, have the status of authorized and unissued shares of Preferred stock
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and be reissued as a part of the series of which they were originally a part or be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

                 (10) If at any time the Corporation shall have failed to pay dividends in full on the Preferred Stock, thereafter and until dividends in full, including all accrued and unpaid dividends on the Preferred Stock outstanding, shall have been declared and set apart for payment or paid, (a) the Corporation, without the affirmative vote or consent of the holders of at least 66 2/3% in interest of the Preferred Stock at the time outstanding, regardless of series, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the Preferred Stock, regardless of series, shall vote separately as a class, shall not redeem less than all of the Preferred Stock at such time outstanding, other than in accordance with paragraph (16) hereof; (b) the Corporation shall not purchase any Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Preferred Stock of all series upon such terms as the Board of Directors, in their sole discretion after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series, shall determine (which determination shall be final and conclusive) will result in fair and equitable treatment among the respective series; provided, that (i) unless prohibited by the provisions applicable to any series, the Corporation, to meet the requirements of any retirement or sinking fund provisions with respect to any series, may use shares of such series acquired by it prior to such failure and then held by it as treasury stock and (ii) nothing shall prevent the Corporation from completing the purchase or redemption of shares of Preferred Stock for which a purchase contract was entered into for any retirement or sinking fund purposes, or the notice of redemption of which was initially published, prior to such default, and (c) this paragraph (10) shall not apply to any obligation of the Corporation to purchase any share or shares of Preferred Stock pursuant to the exercise of rights which arise under an agreement if the holders of 66 2/3% in interest of the Preferred Stock of the Corporation outstanding when such agreement was executed were parties to such agreement.

                 (11) So long as any Preferred Stock is outstanding the Corporation will not

                 (a) Declare, or pay, or set apart for payment any dividends (other than dividends payable in stock ranking junior to the Preferred Stock) or make any distribution on any other class of stock of the Corporation ranking junior to the Preferred Stock either as to dividends or upon liquidation and will not redeem, purchase or otherwise acquire, any shares of any such junior class if at the time of making such declaration, payment, distribution, redemption, purchase or acquisition the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire shares of, Preferred Stock, provided that, notwithstanding the foregoing, the Corporation may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the sale of, other shares of stock of any junior class;
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                 (b)      Without the affirmative vote or consent of the
         holders of at least 66 2/3% of all the Preferred Stock then outstanding regardless of series, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the Preferred Stock, regardless of series, shall vote separately as a class, amend, alter or repeal any of the provisions of this Part A so as adversely to affect the preferences, rights, or powers of the Preferred Stock; provided that the creation of any class of stock ranking prior to the Preferred Stock either as to dividends or upon liquidation or any increase in the authorized number of shares of any such class of stock shall not be deemed to adversely affect the preferences, rights or powers of the Preferred Stock within the meaning of this subparagraph
         (b);

                 (c) Without the affirmative vote or consent of the holders of at least 50% of all the Preferred Stock then outstanding, regardless of series, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of the Preferred Stock, regardless of series, shall vote separately as a class, create any class or classes of stock ranking prior to the Preferred Stock either as to dividends or upon liquidation, or increase the authorized number of shares of any such class of stock; or

                 (d) Without the affirmative vote or consent of the holders of at least 66 2/3% of any series of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of such series of the Preferred Stock shall vote separately as a series, amend, alter or repeal any of the provisions in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series so as adversely to affect the preferences, rights or powers of the Preferred Stock of such series;

and any vote or consent required by subparagraph (b) above may, to the extent permitted by applicable law, be given and made effective by the filing of an appropriate amendment of the Corporation's Articles of Incorporation without obtaining the vote or consent of the holders of the Common Stock of the Corporation, the right to give such vote or consent being expressly waived, to the extent permitted by applicable law, by all holders of such Common Stock, unless the action to be taken would substantially adversely affect the rights or powers of the Common Stock; and further, any vote or consent required by subparagraph (d) above may, to the extent permitted by applicable law, be given and made effective by the filing of an appropriate amendment of the Corporation's Articles of Incorporation without obtaining the vote or consent of the holders of any other series of Preferred Stock or of the holders of the Common Stock of the Corporation, the right to give such vote or consent being expressly waived, to the extent permitted by applicable law, by all holders of such other series of Preferred Stock and Common Stock, unless the action to be taken would substantially adversely affect the rights or powers of such other series of Preferred Stock or Common Stock, as the case may be.
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                 (12)     Whenever dividends payable on any series of
Preferred Stock remain unpaid in an aggregate amount equivalent to six full quarterly dividends, the holders of the Preferred Stock shall have the exclusive and special right, voting separately as a class and without regard to series, to elect two directors of the Corporation. Such right shall be in addition to any other rights which the holders of the Preferred Stock may have to vote in the election of directors. Whenever such right of the holders of the Preferred Stock shall have vested, such right may be exercised initially either at a special meeting of such holders of the Preferred Stock called as provided in paragraph (13) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders. The right of the holders of the Preferred Stock voting separately as a class to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on the Preferred Stock shall have been paid in full, at which time the special right of the holders of the Preferred Stock so to vote separately as a class for the election of directors shall terminate, subject to revesting each and every time the conditions stated in the first sentence of this paragraph (12) occur.

                 (13) Whenever special voting power has vested in the holders of the Preferred Stock pursuant to paragraph (12), a proper officer of the Corporation shall, upon the written request of the holders of record of at least 10% of the Preferred Stock then outstanding, regardless of series, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Preferred Stock and of any other class or classes of stock having voting power, for the purpose of electing directors. Such meeting shall be held at the earliest practicable date at such place as may be specified in the notice of meeting. If such meeting shall not be called by the proper officers of the Corporation within twenty days after personal service of said written request upon the Secretary of the Corporation, or within twenty days after depositing the same with the Postal Service of the United States of America, by registered or certified mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the Preferred Stock then outstanding, regardless of series, may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the place for the holding of annual meetings of stockholders of the Corporation. Any holder of Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the other provisions of this paragraph (13), no such special meeting shall be called during the ninety days immediately preceding the date fixed for an annual meeting of stockholders.

                 (14) At any meeting held for the purpose of electing directors at which the holders of the Preferred Stock shall have the special right, voting separately as a class, to elect directors as provided in paragraph (12), the presence, in person or by proxy, of the holders of 33 1/2% of the Preferred Stock then outstanding shall be required to constitute a quorum of such class for the election of any director by the holders of the Preferred Stock as a class. At any such meeting or adjournment thereof, (a) the absence of a quorum of the Preferred Stock shall not prevent the election of directors other than those to be elected by the Preferred Stock voting as a class and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected be the Preferred Stock voting as a class, and (b) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the stock or stocks which lack a quorum shall
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have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

                 (15)     Any director elected pursuant to paragraphs (12),
(13) and (14) shall continue in office until the next annual meeting or until his successor shall have been so elected or until termination of the right of the holders of the Preferred Stock to vote as a class for directors. Whenever special voting power pursuant to paragraph (12) is vested in the holders of the Preferred Stock, any vacancy in the Board of Directors shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the class or classes of stock which elected the director whose office shall have become vacant. To the extent permitted by applicable law, immediately upon any termination of the right of the holders of the Preferred Stock to vote as a class for directors as provided in paragraph (12) the term of office of the directors then in office so elected by the holders of the Preferred Stock shall terminate.

                 (16) If the amounts payable with respect to any obligations to retire shares of the Preferred Stock are not paid in full to the holders of the shares of all series with respect to which such obligations exist, the number of shares of each series to be retired shall be in proportion to the amount which would be payable to the holders of the shares of such series on account of such obligations if all amounts payable in respect of all such obligations were discharged in full.

                 (17) No holder of Preferred Stock as such shall have any preemptive or preferential right to purchase or subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of the Corporation of any class, whether now or hereafter authorized or issued.

                 (18) Except as may be required under the applicable statutes or may be set forth in the resolution or resolutions providing for the issue of any series adopted by the Board of Directors as hereinabove provided and except for the voting powers provided with respect to all shares of the Preferred Stock set forth above, no holder of Preferred Stock as such shall have any voting powers on any matters upon which stockholders of the Corporation have the right to vote.

                 (19) For the purpose hereof and of any resolution of the Board of Directors providing for the classification or reclassification of any shares of Preferred Stock or for the purpose of any certificate filed with the Republic of Panama (unless otherwise provided in any such resolution or certificate):

                 (a) The term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption funds for the redemption of which shall have been deposited in trust;

                 (b) The amount of dividends "accrued" on any share of Preferred Stock of any series as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of Preferred Stock of any series as at any date other than a dividend date shall be calculated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount equivalent to the pro rata portion of the periodic dividend with respect thereto at the annual dividend rate fixed for the shares of such series for the period after such last preceding dividend date to and including the date as of which the calculation is made;

                 (c) Any class or classes of stock of the Corporation shall be deemed to rank



                          (i) prior to the Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of the Preferred Stock;

                          (ii) on a parity with the Preferred Stock either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of the Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the Preferred Stock;

                          (iii) junior to the Preferred Stock either as to dividends or upon liquidation if the rights of the holders or such class or classes shall be subject or subordinate to the rights of the holders of the Preferred Stock in respect of the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be.

PART B.          Provisions Relating to Common Stock

                 (1) At all times (subject to the special voting rights of the Preferred Stock pursuant to paragraph (12) of Part A) each holder of Common Stock of the Corporation shall be entitled to one vote for each share of such stock outstanding in the name of such holder on the books of the Corporation on the record date designated for the purpose of such vote.

                 (2) No holder of shares of Common Stock shall have, as such holder, any preemptive right to purchase or subscribe to stock, obligations, warrants, rights to subscribe to stock or other securities of the Corporation of any class, whether now or hereafter authorized or issued.

                 The liability of the shareholders is limited to the amount unpaid on the shares subscribed.

                 4. The Stock Register required by law shall be kept at the places fixed by the Board of Directors.

                 5. The domicile of the Corporation shall be in Panama City, Republic of Panama, but the Corporation may engage in business and establish branches in any part of the world.

                 6.       The duration of the Corporation shall be perpetual.

                 7. The number of directors constituting the entire Board of shall be such as shall be fixed from time to time by vote of a majority of the entire Board of Directors, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided further, that the number of directors constituting the entire Board of Directors shall be fourteen until otherwise fixed by a majority of the entire Board of Directors.

                 The Board of Directors shall be divided into three classes, respectively designated "Class I," "Class II" and "Class III", as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits with the term of office of one class expiring each year. Whenever possible there shall be at least three (3) directors in each class.
If the number of directors is reduced to seven (7) or eight (8), Class III shall be eliminated and the directors distributed between Classes I and II. If the number of directors is reduced below six (6), Classes II and III shall be eliminated. At the first special meeting of stockholders held after November 1, 1982 directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the provisions of Part A of Article 3, any vacancy in the Board of Directors for any reason, and any created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose terms shall then expire shall be elected to hold office for terms expiring at the third succeeding annual meeting.

                 Meetings of directors may be held in the Republic of Panama or in any other country, and any director may be represented and vote by proxy or proxies at any and all meetings of directors.

                 A majority of the directors then in office, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

                 The business and affairs of the Corporation shall be managed by its Board of Directors. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                 To make, alter or repeal the by-laws of the Corporation.

                 To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

                 To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

                 By resolution or resolutions, passed by a majority of the whole board to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to any document which requires it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                 The Corporation may in its by-laws confer powers upon the Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

                 8. Meetings of stockholders may be held within or without the Republic of Panama. The books of the Corporation may be kept outside of the Republic of Panama at such place or places as may be from time to time designated by the Board of Directors.

                 9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                 Whenever by statute the vote or consent of the stockholders of the Corporation shall be required to authorize or approve a sale, lease, or exchange of all or substantially all the Corporation's property or assets or to adopt or approve an agreement of merger or consolidation of the Corporation with or into any other corporation or to merge any other corporation into the Corporation, the vote of two-thirds of the outstanding stock of the Corporation entitled to vote thereon shall be required for any such authorization, adoption or approval.

                 The vote of two-thirds of the outstanding stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repel any of the provisions of Article 7 hereof or of the second paragraph of this Article 9. The required vote for any other amendment to these Articles of Incorporation shall be such as may now or hereafter be prescribed by statute.

                 10. The Registered Agent of the Corporation in the City of Panama, until the Board of Directors shall otherwise provide, shall be the law firm of Durling & Durling, whose domicile is at Via Espana 120 in the City of Panama."



                 IN WITNESS WHEREOF, the holder of all the outstanding shares of stock of this Corporation, entitled to vote, has signed this agreement this 15th day of November, 1982.



                                        McDERMOTT INCORPORATED



                                        By   /s/ John A. Lynott
                                             ----------------------------------
                                             John A. Lynott
                                             Executive Vice President

                             R E S O L U T I O N S



                 RESOLVED, that the Board of Directors of McDermott International, Inc. (the "Corporation"), pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, hereby authorizes the issue of a series of the Corporation's Preferred Stock, $1.00 par value, twenty-five-million shares of which are authorized to be issued under the Corporation's Articles of Incorporation, as amended (such twenty-five- million shares being hereinafter called the "Preferred Stock"), and hereby fixes the number, designation, preferences, rights and limitations thereof, all of which are expressed in currency of the United States of America and are in addition to those set forth in said Articles of Incorporation, as amended, as follows:

                 1.       Designation.     100,000 shares of the Preferred
Stock of the Corporation are hereby constituted as a series of the Preferred Stock designated as "Series A $10.00 Participating Preferred Stock" (hereinafter called "Series A Preferred Stock"). The Board of Directors is authorized, by resolutions duly adopted, to decrease from time to time but not
increase the number of shares of Series A Preferred Stock.   Shares of Series A
Preferred Stock shall rank prior to the Corporation's Common Stock (par value $1 per share) ("Common Stock") with respect to the payment of dividends (except as provided in Section 2(b) below) and upon liquidation.

                 2. Dividends, Acquisitions of Junior or Series A Preferred Stock and Priority. (a) Preferential dividends on the Series A Preferred Stock shall be at the rate of $10.00 per share per annum and such cumulative cash dividends thereon shall be payable, when and as declared by the Board of Directors, quarterly on the first day of January, April, July and October in each year, commencing on the first of such dates occurring more than 45 days after the original issuance of the Series A Preferred Stock. The initial quarterly preferential dividend payable with respect to each outstanding share of Series A Preferred Stock after the date of original issuance of such share shall be in an amount determined by multiplying $10.00 by a fraction, the numerator of which shall be the number of days between the date of issuance and the dividend payment date for such initial quarterly dividend (counting the date of issuance but not such dividend payment date) and the denominator of which shall be 365.

                 (b) In addition to the preferential dividend thereon, there shall be declared a dividend (a "participating Dividend") on the Series A Preferred Stock whenever the declaration of a dividend on the Common Stock of the Corporation or on stock of the Corporation of any other class ranking junior to the Series A Preferred Stock (collectively "Junior Stock") would (or a transaction deemed by this resolution to constitute the declaration of a dividend on Junior Stock would) increase the amount constituting Excess Dividends of the then current fiscal year determined pursuant to this resolution immediately after such declaration of a dividend or such transaction deemed to constitute the declaration of a dividend; and the Corporation shall not declare a dividend on Junior Stock or consummate a transaction deemed to constitute the declaration of a dividend on Junior Stock if the amount constituting Excess Dividends immediately after such declaration or transaction would be increased by reason of such declaration or transaction unless the Corporation simultaneously declares the Participating Dividend on Series A Preferred Stock required by this resolution by reason of such declaration or transaction with respect to Junior Stock.

                 Dividends.       For the purposes of this resolution: (x) no
dividend payable in shares of Junior Stock shall be treated as a dividend (y) any dividend payable in United States dollars shall be taken into account at the amount so payable and (z) any dividend payable in any other property (except stock described in item (x) above) and any payment in any transaction deemed to be a dividend shall be taken into account at the full fair value of such property stated in United States dollars on the day such dividend is declared or such payment is made.

                 Amounts deemed to be dividends.   Any consideration given by
the Corporation or an Affiliate (or by each in part) to purchase, redeem or retire any share of Junior Stock shall be deemed for the purposes of this resolution to be a dividend declared on Junior Stock in the amount of the full fair value of such consideration stated in United States dollars on the day such consideration is given.

                 Excess Dividends.         For the purposes of this resolution
the amount constituting Excess Dividends shall, at any time during any fiscal year, be the excess of:

                 (i) the aggregate of all the dividends previously declared on Junior Stock during that fiscal year plus the aggregate of all amounts deemed, pursuant to this resolution, to have been dividends previously declared on Junior Stock during that fiscal year; over

                 (ii) the amount determined by multiplying the total number of shares of Junior Stock outstanding immediately prior to any declaration of a dividend on Junior Stock or to any purchase, retirement or redemption deemed to be a dividend pursuant to this resolution by three dollars ($3.00).

                 Series A Participation.   The Series A Participation at any
time during any fiscal year shall, for purposes of this resolution, be determined as follows:

                 (i) The Participation Base shall be the amount of the Excess Dividends at that time divided by the number of shares of Junior Stock then outstanding.

                 (ii)     The Participation Portion shall be the sum of

                          (a)     10% of the Participation Base;

                          (b) 10% of that part of the Participation Base in excess of one dollar ($1.00);

                          (c) 20% of that part of the Participation Base in excess of two dollars ($2.00), and

                          (d) 40% of that part of the Participation Base in excess of three dollars ($3.00).

                 (iii) The Series A Participation at any time shall be the Participation Portion determined at that time multiplied by the number of shares of Junior Stock then outstanding.

                 Participating Dividend.   The amount to be declared as a
Participating Dividend at any time pursuant to this resolution shall be:

                 (i) an amount equal to the Series A Participation determined at that time pursuant to this resolution multiplied by a fraction the numerator of which is the number of shares of Series A Preferred Stock then outstanding and the denominator of which is one hundred thousand reduced by

                 (ii) an amount equal to the sum of all the Participating Dividends previously declared during that fiscal year on a single share of Series A Preferred Stock outstanding throughout that fiscal year multiplied by the number of shares of Series A Preferred Stock then outstanding.

                 Increase or decrease of money amounts. Each of the Amounts (one, two and three dollars) to be employed originally pursuant to this resolution to determine the amount to be declared as a Participating Dividend on Series A Preferred Stock at any time shall, from time to time, be increased or decreased if, when and to the extent required by this paragraph.

                 (i) Each such Amount shall be increased (immediately after any declaration of a dividend on Junior Stock or any purchase, retirement or redemption deemed to be a dividend pursuant to this resolution) to reflect any purchase, redemption or retirement of any share of Junior Stock by the Corporation or an Affiliate. Any such increase shall be reflected by multiplying such Amount by a fraction the numerator of which shall be the number of shares of Junior Stock outstanding immediately before such purchase, redemption or retirement and the denominator of which shall be the number of shares of Junior Stock outstanding immediately thereafter.

                 (ii) Each such Amount shall be decreased (immediately thereafter) to reflect the issuance or sale of any share of Junior Stock by the Corporation or an Affiliate in a transaction in which the Corporation or such Affiliate does not (or the two together do not) receive, in exchange for such share of Junior Stock, money or other property in an amount equal to or greater than the full fair value of such share of Junior Stock stated in United States dollars at the date such share is issued or old, regardless whether such issue or sale occurs through the distribution of Junior Stock as a dividend on stock (or upon a stock split) without the receipt of any consideration or occurs through the issue or sale of Junior Stock for a consideration which is, in the aggregate, of lesser value than the full fair value of the Junior Stock issued or sold at the time of such issue or sale. Any such decrease shall be reflected by multiplying such Amount by a fraction the numerator of which is the number of shares of Junior Stock outstanding immediately before such issue or sale and the denominator of which is

                          (a)     the number of shares of Junior Stock
                          outstanding immediately after such issue or sale, less

                          (b) that number of shares of Common Stock of the Corporation the aggregate value of which (at the date of such issue or sale) is equal to the consideration received upon such issue or sale.

For the purpose of determining any increase or decrease in an Amount pursuant to this paragraph:

                 (iii) a share of Junior Stock held by an Affiliate shall not be treated as a share of stock outstanding.

                 (iv) any consideration received by the Corporation or an Affiliate upon the issue or sale of a share of Junior Stock to the Corporation or an Affiliate shall not be treated as consideration received upon the issue or sale of a share of Junior Stock.

No increase or decrease of an Amount pursuant to this paragraph shall be made if such increase or decrease would be less than 5% of that Amount as last previously increased or decreased pursuant to this paragraph. The previous sentence notwithstanding, any Amount (as last increased or decreased pursuant to this paragraph) shall be increased or decreased as herein provided when the net aggregate of all increases and decreases in such Amount which would have been made but for the preceding sentence since the last increase or decrease of such Amount pursuant to this paragraph equals 5% or more of such Amount as last increased or decreased pursuant to this paragraph.

                 Affiliate.       For the purposes of this resolution, any
corporation, partnership, trust, joint venture or other person shall be considered an Affiliate if

                 (i) such person holds 25% or more in value of all the stock of the Corporation;

                 (ii) the Corporation and any Affiliate or Affiliates hold, between them and in the aggregate, 25% or more in value of all the stock (or comparable interests in the assets or earnings) of such person, or

                 (iii) 25% or more in value of all the stock of the Corporation and 25% or more in value of all the stock (or comparable interests in the assets or earnings of such person) are held (directly or indirectly) by the same person or are, between them and in the aggregate, held (directly or indirectly) held by the same group of persons acting in concert with respect to such holdings.

                 (c) Except for Participating Dividends (to the extent declared pursuant to Section 2(b) hereof), no dividend shall be declared or paid on any shares of Series A Preferred Stock or any other series of the Preferred Stock in respect of any dividend period unless there shall have been declared or paid on all shares than outstanding of Series A Preferred Stock and any other series of the Preferred Stock like dividends for all dividend periods coinciding with or terminating within such dividend period, ratably in proportion to the respective fixed dividend rates established for the Series A Preferred Stock and such other series of the Preferred Stock.

                 (d) The Corporation shall not redeem or purchase or otherwise acquire for value shares of Common Stock or any other class of stock or series thereof ranking junior to the Series A Preferred Stock as to preferential dividends or upon liquidation if at the time of making such redemption, purchase or other acquisitions the Corporation shall be in default with respect to any dividends payable on, or any obligation to redeem or retire, shares of Series A Preferred Stock.

                 (e) Fixed cash dividends upon shares of Series A Preferred Stock shall commence to accrue and be cumulative from the date of issue thereof. Accumulated dividends on shares of Series A Preferred Stock shall not bear interest.

                 (f) Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired for value by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares) shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock other than as shares of Series A Preferred Stock.

                 (g) Any other series of the Preferred Stock issued by the Corporation shall rank at least pari passu both as to preferential dividends (but not as to Participating Dividends, which shall rank junior to such preferential dividends) and upon liquidation with the Series A Preferred Stock.

                 3.       Redemption.      The shares of Series A Preferred
                          Stock will not be subject to redemption.

                 4.       Voting Rights.   In addition to such voting rights as
may be required by law or granted in the Articles of Incorporation, the Series A Preferred Stock shall be entitled to an aggregate number of votes as will equal 10% of the total number of votes entitled to be cast on any matter before the stockholders of the Corporation including such votes granted the Series A Preferred Stock; and each holder of shares of Series A Preferred Stock shall be entitled to its proportional share of such aggregate number of votes.

                 5.       Liquidation Rights.      (a) Upon any liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation including amounts to be received in liquidation by the holders of shares of any other series of Preferred Stock, the holders of shares of Series A Preferred Stock shall share ratably in liquidation with the holders of shares of Common Stock; provided that for the purposes of this Section 5(a) only, each share of Series A Preferred Stock shall be deemed to equal 350 shares of Common Stock.

                 (b) Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation with the meaning of this Section 5.

                 (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

                 (d) Subject to the provisions of Section 5(a) hereof, no payment on account of such liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of shares of Series A Preferred Stock like amounts, ratably, in proportion to the full distributive amounts which they and the holders of such other class or series of stock are entitled.

                 6.       Definition.      The term "accrued and unpaid
dividends" as of any date shall mean a sum equal to $10.00 per share per annum from the date from which dividends on the Shares of Series A Preferred Stock accrued to and including such date less the aggregate amount of all dividends theretofore paid thereon.

                             R E S O L U T I O N S



                 RESOLVED, that the Board of Directors of McDermott International, Inc. (the "Corporation"), pursuant to authority vested in it by the provisions of the Articles of Incorporation, as amended, of the Corporation, hereby authorizes the issue of a series of the Corporation's Preferred Stock, $1.00 par value, twenty-five-million shares of which are authorized to be issued under the Corporation's Articles of Incorporation, as amended (such twenty-five- million shares being hereinafter called the "Preferred Stock"), and hereby fixes the number, designation, preferences, rights and limitations thereof, all of which are expressed in currency of the United States of America and are in addition to those set forth in said Articles of Incorporation, as amended, as follows:

                 1.       Designation.     100,000 shares of the Preferred
Stock of the Corporation as hereby constituted as a series of the Preferred Stock designated as "Series B $20.00 Non-Voting Preferred Stock" (hereinafter called "Series B Preferred Stock"). The Board of Directors is authorized, by resolutions duly adopted, to decrease from time to time but not increase the number of shares of Series B Preferred Stock. Shares of Series B Preferred Stock shall rank prior to the Corporation's Common Stock (par value $1 per share) ("Common Stock") with respect to the payment of dividends and upon liquidation.

                 2.       Dividends, Acquisitions of Junior or Series B
Preferred Stock and Priority.  (a)      Dividends on the Series B Preferred
Stock shall be at the rate of $20.00 per share per annum and such cumulative cash dividends thereon shall be payable, when and as declared by the Board of Directors, quarterly on the first day of January, April, July and October in each year, commencing on the first of such dates occurring more than 45 day after the original issuance of the Series B Preferred Stock. The initial quarterly dividend payable with respect to each outstanding share of Series B Preferred Stock after the date of original issuance of such share shall be an amount determined by multiplying $20.00 by a fraction, the numerator of which shall be the number of days between the date of issuance and the dividend payment date for such initial quarterly dividend (counting the date of issuance but not such dividend payment date) and the denominator of which shall be 365.

                 (b) No dividend shall be declared or paid on any shares of Series B Preferred Stock or any other series of the Preferred Stock in respect of any dividend period unless there shall have been declared or paid on all shares then outstanding of Series B Preferred Stock and any other series of the preferred Stock like dividends (other than any participating dividends to which such series of Preferred Stock may be entitled) for all dividend periods coinciding with or terminating within such dividend period, ratably in proportion to the respective fixed dividend rates established for the Series B Preferred Stock and such other series of the Preferred Stock.

                 (c) The Corporation shall not redeem or purchase or otherwise acquire for value shares of Common Stock or any other class of stock or series thereof ranking junior to the Series B Preferred Stock as to dividends or upon liquidation if at the time of making such redemption, purchase or other acquisition the Corporation shall be in default with respect to any dividends payable on, or any obligation to redeem or retire, shares of Series B Preferred Stock.

                 (d) Cash dividends upon shares of Series B Preferred Stock shall commence to accrue and be cumulative from the date of issue thereof. Accumulated dividends on shares of Series B Preferred Stock shall not bear interest.

                 (e) Shares of Series B Preferred Stock redeemed, purchased or otherwise acquired for value by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares) shall, after such acquisition, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Corporation at any time as shares of any series of Preferred Stock other than as shares of Series B Preferred Stock.

                 (f) Any other series of the Preferred Stock issued by the Corporation shall rank pari passu both as to dividends (other than any participating dividends to which such series of Preferred Stock may be entitled, which participating dividends shall rank junior to all preferential dividends) and upon liquidation with the Series B Preferred Stock.

                 3.       Redemption.      (a)     On or after November 30,
1989, the Corporation shall have the right, at its option and by resolution of its Board of Directors, to redeem at any time all shares of Series B Preferred Stock as a whole upon payment in cash, in respect of each share redeemed, at a redemption price equal to $275.00, plus an amount equal to all accrued and unpaid dividends thereon to the date of redemption.

                 (b) On November 30, 1992 and on November 30 of each year thereafter to and including November 30, 2001, the Corporation will redeem through a mandatory sinking fund, at a redemption price of $250.00 per share plus a sum equal to all accrued and unpaid dividends to the date of redemption, 10,000 shares of Series B Preferred Stock, which number shall be adjusted to give effect to any stock splits or stock dividends on such shares. The Corporation may apply to such sinking fund obligation any shares of Series B Preferred Stock owned by it which have not been previously credited against such obligation. The Corporation's obligation to make redemptions through such mandatory sinking fund shall be cumulative.

                 4.       Voting Rights.   The holders of Series B Preferred
Stock shall have no voting rights except as required by law or such additional voting rights as are set forth in the Articles of Incorporation.

                 5.       Liquidation Rights.      (a)      Upon any
liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive, out of the assets of the Corporation, whether such assets are capital or surplus and whether or not any dividends as such are declared, $250 per share plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more, before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series B Preferred Stock with respect to the distribution of assets.

                 (b) Nothing herein contained shall be deemed to prevent redemption of shares of Series B Preferred Stock by the Corporation pursuant to paragraph 3 of this resolution. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 5 of this resolution.

                 (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating a payment date and the place where the amounts distributable thereupon shall be payable, shall be given by depositing such notice with the Postal Service of the United States of America postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation.

                 (d) No payment on account of such liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series B Preferred Stock unless there shall likewise be paid at the same time to the holders of the Series B Preferred Stock like amounts, ratably, in proportion to the full amounts to which they and the holders of such other class or series of stock are entitled.

                 6.       Definition.      The term "accrued and unpaid
dividends" as of any date shall mean a sum equal to $20.00 per share per annum from the date from which dividends on the Shares of Series B Preferred Stock accrued to and including such date less the aggregate amount of all dividends theretofore paid thereon.

                            CERTIFICATE OF AMENDMENT


         The undersigned, J. E. Cunningham, being Chairman of the Board and Chief Executive Officer and F. C. Allen, Jr., being the Secretary, respectively, of McDERMOTT INTERNATIONAL, INC., do hereby certify as follows:

1. The above named corporation was organized under the Laws of the Republic of Panama by Notarial Document No. 1869 dated August 10, 1959, Notary Number One of the Circuit of Panama, Republic of Panama, which document was recorded in the Public Registry Office, Mercantile Section at Volume 372, Folio 216, Entry 81.615 on the 11th day of August, 1959.

2. That the annual meeting of the Stockholders of the Company was held on August 11, 1987, at 9:30 a.m. pursuant to notice duly given, at which meeting Mr. J. E. Cunningham, Chairman of the Board and Chief Executive Officer of the Company, acted as Chairman of the meeting and Mr. F. C. Allen, Jr., Secretary of the Company, acted as Secretary thereof. In this meeting there were present in person or by proxy the holders of 28,883,749 shares, constituting approximately 77.6% of the voting power of the outstanding capital stock of the Company entitled to vote.

3. At such meeting the Articles of Incorporation was amended by adding a new Article 11, as described in the Proxy Statement, to read as follows:

         "                             ARTICLE 11

                 A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the Director derived any improper personal benefit. If any applicable law is amended after approval by the shareholders of this article to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the laws of the Republic of Panama.

                 Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification."



4. And likewise, the following resolution was unanimously adopted at such Annual Meeting of Stockholders:

                 RESOLVED, that the proper officers of the Company be empowered to execute an amendment to the Articles of Incorporation to limit the personal liability of the Directors, as described in the Proxy Statement.



                 WHEREFORE, this Certificate is executed at New Orleans, Louisiana, U.S.A. on this 11th day of September, 1987.



/s/ J. E. Cunningham                            /s/ F. C. Allen, Jr.
- ---------------------------------               --------------------------------
J. E. Cunningham                                F. C. Allen, Jr.
Chairman of the Board                           Secretary
Chief Executive Officer